EXECUTION COPY

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into effective March 9, 2012 (the “Execution Date”), by and among Barrett Business Services, Inc., a Maryland corporation (the “Company”), and Kimberly J. Jacobsen Sherertz, in her capacities as Personal Representative of the Estate of William W. Sherertz and Trustee of the Barrett Share Trust under the Will of William W. Sherertz (“Seller”), and Kimberly J. Jacobsen Sherertz, individually (“Sherertz”).

RECITALS:

A.           Seller is the owner of 2,485,929 shares of the Company’s issued and outstanding common stock (the “Shares”).

B.           Seller desires to sell to the Company, and the Company desires to purchase from Seller, all of the Shares under the terms and conditions set forth in this Agreement.

AGREEMENT:

In consideration of the mutual covenants and provisions contained herein, the parties hereto agree as follows:

1.           Sale of Common Stock.

1.1.          Delivery of Shares. On the terms and subject to the conditions of this Agreement, Seller will, on the Closing Date (defined below), sell, convey, transfer, and deliver to the Company all of her right, title, and interest in and to the Shares, free and clear of all liens, security interests, claims, charges, or encumbrances of any nature whatsoever and deliver to the Company a certificate or certificates representing the Shares, duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, together with any other documents necessary or reasonably requested by the Company to transfer good and marketable title to the Shares.

1.2.          Purchase Price. The purchase price (“Purchase Price”) for the Shares shall be twenty dollars ($20.00) per share, representing a total consideration of forty-nine million, seven hundred eighteen thousand, five hundred eighty dollars ($49,718,580.00). Twenty million, seven hundred forty-five thousand, five hundred eighty dollars ($20,745,580.00) (the “Cash Purchase Price”) will be paid by electronic funds transfer at the Closing (defined below). The remainder of the Purchase Price will take the form of 28,973 shares of Series A Nonconvertible, Non-Voting Redeemable Preferred Stock (the “Preferred Shares”), which will be issued and delivered by the Company at the Closing and will have the preferences and other rights as reflected in the form of Articles Supplementary attached as Exhibit A.

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2.          Closing; Deliveries by Seller; Deliveries by the Company.

2.1.         Closing. The closing of the transaction (the “Closing”) will take place by exchange of appropriate documentation between the parties (via overnight delivery, facsimile, electronic transmission and other similar means for exchanging documentation) promptly following the Execution Date, but no later than April 6, 2012 (the “Closing Date”).

2.2.         Deliveries by Seller.

2.2.1.        Prior to the Closing, Seller shall deliver, or cause to be delivered, to the Company:

2.2.1.1.	Written wire transfer instructions for all payments to be made by the Company to Seller in the Closing.

2.2.1.2.	Sufficient evidence to demonstrate that the Shares will be delivered to the Company in the Closing.

2.2.2.        At or prior to the Closing, Seller shall deliver, or cause to be delivered, to the Company:

2.2.2.1.	All stock certificates for the Shares, together with duly executed irrevocable stock powers or other instruments of transfer satisfactory to the Company.

2.2.2.2.	All other documents, instruments and writings required, reasonably requested, or contemplated to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise in connection with the transaction contemplated by this Agreement.

2.2.2.3.	The Lien Release (as defined below) duly executed by Wells Fargo Bank, National Association.

2.3.          Deliveries by the Company. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to Seller:

2.3.1.          The Cash Purchase Price in immediately available funds payable to Seller.

2.3.2.          Stock certificates representing the Preferred Shares.

2.3.3.          A certified copy of the Articles Supplementary as filed with and accepted for record by the State Department of Assessments and Taxation of Maryland.

2.3.4.          All other documents, instruments, and writings required, reasonably requested, or contemplated to be delivered by the Company at or prior to the Closing pursuant to this Agreement or otherwise in connection with the transaction contemplated by this Agreement.

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3.          Representations and Warranties of Seller. Seller represents and warrants to the Company as follows:

3.1.          Ownership of the Shares. Seller is the sole owner of the Shares, the Shares constitute all the Company’s stock owned by Seller, Seller has no warrants, options, or other securities or agreements entitling her to acquire additional shares of any class or series of stock of the Company other than the Preferred Shares, and the Shares will be conveyed to the Company free and clear of any liens or encumbrances. Seller represents and warrants that she has not transferred or assigned the Shares or any interest therein to any other person, and no other person has any right, title, or interest in or to the Shares by operation of law or otherwise. Notwithstanding the foregoing, certain of the Shares are subject to a lien in favor of Wells Fargo Bank, National Association. Seller will procure and deliver to Buyer a lien release at Closing in a form reasonably acceptable to the Company (the “Lien Release”).

3.2.          Authorization and Enforceability. Seller has all requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transaction contemplated hereby. The Agreement constitutes a valid and binding obligation of Seller fully enforceable in accordance with its terms.

3.3.          Brokerage Fees. Seller is not as of the date hereof, and will not become, a party to any agreement, arrangement or understanding with any Person which could result in the Company having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the transaction contemplated by this Agreement. “Person” shall mean any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency, or political subdivision thereof.

3.4.          Restrictions on Transferability of the Preferred Shares. Seller understands that the Preferred Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act of 1933; that there is no public trading market for the Preferred Shares and the Company has no obligation or current intention to take action to facilitate the listing or quotation of the Preferred Shares in any public trading market; and that the Preferred Shares have not been registered under the Securities Act of 1933 or the securities laws of any state and the Company has no obligation or current intention to register the Preferred Shares, such that the Preferred Shares must be held indefinitely unless they are subsequently registered or, in the opinion of counsel reasonably acceptable to the Company, a sale or transfer may be made without registration under Federal and state securities laws. Seller agrees that any certificate representing the Preferred Shares may bear a legend restricting the transfer of any of the Preferred Shares in a manner generally consistent with the foregoing.

3.5.          Additional Seller Representations. Seller makes the following representations and warranties to the Company:

3.5.1.          Investigation. Seller, including her agents and advisors, has been given an opportunity to ask questions about the Company and the Preferred Shares, has received all information that Seller, including her agents and advisors, feels is necessary to evaluate the merits and risks of the transaction contemplated by this Agreement, including the Preferred Shares, and has been given access to any information that the Company possesses or can acquire without unreasonable effort or expense that Seller, including her agents and advisors, feels is necessary or appropriate to verify the accuracy of information furnished by the Company.

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3.5.2.          No Warranty. Seller understands that no representation or warranty as to the value of the Company, the Company’s business or financial condition, the Shares, or the Preferred Shares has been or is being made by or on behalf of the Company.

3.5.3.          Opportunity to Consult. Seller acknowledges that she has had the opportunity to consult with attorneys, accountants, and other advisors regarding the transaction contemplated by this Agreement. In reaching a determination to enter into this Agreement, Seller has relied solely upon independent investigations by Seller, or by Seller’s agents and advisors. Seller has sought and received, to the extent deemed necessary or appropriate, professional advice with respect to tax and investment aspects and merits and risks of the transaction contemplated by this Agreement, including the tax effects and the appropriateness of the transaction contemplated by this Agreement in light of Seller’s unique circumstances, and is not relying on the Company or its officers, directors, or other agents and advisors for such advice and such advice has not been provided.

3.5.4.          Voluntary. Seller is selling the Shares and entering into this Agreement voluntarily, based on Seller’s own judgment and evaluation, and is not relying on any verbal or written representations of the Company or any agent of the same regarding the transaction contemplated by this Agreement or the value of the Shares or the Preferred Shares except as set forth in this Agreement.

4.          Representations and Warranties of the Company. The Company represents and warrants to Seller as follows:

4.1.          Organization; Good Standing; Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and consummate the transaction contemplated by this Agreement.

4.2.          Authorization of Agreement and Enforceability. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, fully enforceable in accordance with its terms.

4.3.          Valid Issuance. The Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, will be free of any liens, claims, charges or encumbrances, will be free of any restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws, and will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of the Securities Act of 1933.

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4.4.          Brokerage Fees. The Company is not as of the date hereof, and will not become, a party to any agreement, arrangement or understanding with any Person which could result in Seller or Sherertz having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the transaction contemplated by this Agreement.

4.5.          Effect of Agreement. The execution, delivery, and performance of this Agreement by the Company and the consummation of the transaction contemplated hereby will not, with or without the giving of notice or the lapse of time, or both:

4.5.1.          violate any provision, law, statute, rule, or regulation to which the Company is subject;

4.5.2.          violate any judgment, order, writ, or decree of any court, arbitrator, or governmental agency applicable to the Company;

4.5.3.          conflict with the Company’s charter or bylaws in effect on the Closing Date; or

4.5.4.          require the consent, authorization, or approval of any person, including, but not limited to, any governmental body, that has not been received prior to the Closing.

4.6.          Information Concerning the Company. The Company is a publicly-held company subject to reporting obligations pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) and has filed all reports required to be filed under the 1934 Act since January 1, 2011. As of their respective dates of filing, the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.          Conditions Precedent to Closing.

5.1.          Conditions Precedent to the Company’s Obligations. The obligation of the Company to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment of each of the following conditions, any one or portion of which may be waived in writing by the Company:

5.1.1.          The representations and warranties made in this Agreement by Seller shall be true and correct in all respects on the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date.

5.1.2.          The opinion the Company has received from the Company’s financial advisor that the transaction contemplated by this Agreement is fair from a financial point of view to the Company shall not have been withdrawn on or prior to the Closing Date due to events that are both unrelated to the transaction contemplated by this Agreement and outside of the control of the Company.

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5.1.3.          No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Company from consummating the transaction contemplated by this Agreement shall be in effect and no action seeking such relief shall be pending, and no claim or demand shall have been made as to which Seller or Sherertz would be entitled to indemnification under Section 7.2.1(ii) of this Agreement.

5.2.          Condition Precedent to Seller’s Obligations. The obligation of Seller to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment of the following conditions, which may be waived in writing by Seller:

5.2.1.          The representations and warranties made in this Agreement by the Company shall be true and correct in all respects on the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date.

5.2.2.          Nancy Sherertz and the Company shall have executed a stock repurchase agreement providing for the purchase by the Company of 500,000 shares of the Company's issued and outstanding common stock owned by Nancy Sherertz.

5.2.3.          No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction contemplated by this Agreement shall be in effect and no action seeking such relief shall be pending.

6.          Standstill.

6.1.          At or prior to the Closing, Sherertz and Seller shall, and shall cause the Estate of William J. Sherertz and all other affiliated holders of the Company’s common stock (the “Sherertz Affiliates”), to irrevocably withdraw and rescind all requests made prior to the Execution Date (a) that the Company call a special meeting of stockholders for any purpose, including replacing one or more current directors of the Company with any number of alternate nominees for election as directors of the Company (the “Alternate Slate”) and (b) for any information from the Company.

6.2.          From and after the Closing, Sherertz and Seller shall, and shall use their reasonable best efforts to cause the Sherertz Affiliates and all other participants in the proxy solicitation initiated by Sherertz (collectively, the “Sherertz Group”) to, immediately cease all efforts, direct or indirect, in furtherance of removal of any current director of the Company, election of the Alternate Slate, or any related solicitation of proxies in connection with a special meeting of stockholders of the Company or the 2012 annual meeting of stockholders of the Company, and the Sherertz Group shall not vote, deliver or otherwise exercise any proxies obtained prior to the Closing Date in connection with any such meeting of stockholders.

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6.3.          Beginning with the Closing Date and ending on May 31, 2014 (the “Standstill Period”), except with the prior written consent of the Company, neither Sherertz nor Seller shall (a) solicit proxies or the written consent of any of the Company’s stockholders; (b) make any public statement with respect to nomination or election of any director, removal of any member of the Board of Directors, or any proposal in opposition to the Board of Directors or management of the Company; (c) submit a request for a special meeting of the Company’s stockholders; (d) participate in or make a public announcement with respect to any tender offer or exchange offer, merger, or other business combination involving the Company that has not been approved by the Board of Directors of the Company; or (e) initiate any litigation against the Company or any of its directors or officers, except to enforce the terms of this Agreement. During the Standstill Period, Sherertz shall use reasonable best efforts to assure that no Sherertz Affiliate or member of the Sherertz Group takes any such action during the Standstill Period.

7.          Indemnification.

7.1.          Indemnification by Seller and Sherertz.

7.1.1.          Seller and Sherertz, jointly and severally, shall indemnify and hold the Company harmless at all times after the date of this Agreement for, from and against (i) any loss or damages resulting from any breach of a covenant, obligation, representation, or warranty on the part of Seller or Sherertz under this Agreement, and (ii) any and all claims, demands, losses, damages, suits, judgments and expenses of any nature arising out or related to (A) any claims or demands of any nature by or on behalf of Seller, descendants of Sherertz, or members of or participants in the Sherertz Group, that arise under or are related to this Agreement or facts or circumstances arising on or before the closing of the transactions contemplated by this Agreement, (B) any claims or demands alleging participation in a breach by Sherertz of a duty owed to one or more beneficiaries of the Seller or trusts created by William W. Sherertz for which Sherertz acts as a trustee, or (C) intentional misconduct, fraud, or criminal violation of law by Seller or Sherertz.

7.1.2.          Seller and Sherertz shall reimburse the Company on demand for any payment made by the Company at any time after the Execution Date with respect to any liability or claim to which the foregoing indemnity relates, subject to the Company’s compliance with Section 7.1.3 below.

7.1.3.          Seller’s and Sherertz’s obligation to indemnify and hold the Company harmless shall be conditioned upon (x) the Company giving Seller and Sherertz prompt notice in writing of the facts and circumstances giving rise to a claim for indemnity hereunder and, if applicable, a reasonable opportunity to cure or mitigate any breach after receipt of said written notice, and (y) the Company permitting Seller and/or Sherertz to control the response to and any defense or settlement of any claim as to which indemnity is sought pursuant to Section 7.1.1(i) above (so long as only monetary damages are sought).

7.2.          Indemnification by the Company.

7.2.1.          The Company shall indemnify and hold Seller, Sherertz and the Sherertz Group harmless at all times after the date of this Agreement from and against (i) any loss or damages resulting from any breach of a covenant, representation, or warranty on the part of the Company under this Agreement, and (ii) any and all claims, demands, losses, damages, suits, judgments and expenses of any nature arising under or related to (A) this Agreement, other than claims or demands described in Section 7.1.1(ii)(A) above or alleging a direct violation of law by Seller, Sherertz or the Sherertz Group, or (B) intentional misconduct, fraud, or criminal violation of law by the Company.

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7.2.2.          The Company shall reimburse Seller, Sherertz and/or the Sherertz Group on demand for any payment made by Seller, Sherertz and/or the Sherertz Group at any time after the Execution Date with respect to any liability or claim to which the foregoing indemnity relates, subject to Seller’s and Sherertz’s compliance with Section 7.2.3 below.

7.2.3.          The Company’s obligation to indemnify and hold Seller, Sherertz and/or the Sherertz Group harmless shall be conditioned upon Seller’s and Sherertz's giving the Company prompt notice in writing of the facts and circumstances giving rise to a claim for indemnity and, if applicable, a reasonable opportunity to cure or mitigate any breach after receipt of said written notice, and the Company's being permitted to control the response to and any payment, settlement or defense of any third-party claim as to which indemnity is sought.

8.          Non-Disparagement. The Company agrees that the Company will not make any disparaging statements about Seller, Sherertz, or any member of the Sherertz Group and Seller and Sherertz agree that they will not make any disparaging statements about the Company, its business, or any present or future owner, director, officer, or authorized representative of the Company; provided, however, that in the event that any party to this Agreement or any other person or entity described in this Section 8 is required to testify under oath in any legal or administrative proceeding, such party or other person or entity shall be expected to testify truthfully and such testimony shall not be considered disparagement. The parties acknowledge that any violation of the provisions of this Section 8 will cause serious and irreparable damage to the aggrieved party. Accordingly, each party further acknowledges that, in the event of a breach or threatened breach of the provisions of this Section 8, the aggrieved party, in addition and as a supplement to such other rights and remedies, including recovery of money damages, may seek an injunction or restraining order, restraining the breaching party from performing any act in violation of the provisions of this Section 8.

9.          Releases.

9.1.          By Seller. Seller, on its own behalf, and on behalf of its affiliates, successors and assigns, does hereby remise, release, and forever discharge the Company, and the Company’s and its agents, advisors, representatives, attorneys, successors, subsidiaries, affiliates, heirs, nominees, directors, officers, employees, stockholders, executors, administrators, trustees, independent contractors, and insurers (collectively, the “Seller’s Releasees”), of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or in equity, whether known or unknown, which the Seller ever had, now has, or may in the future have, or which all or any of the heirs, executors, administrators, successors, or assigns of Seller hereafter can, shall, or may have, against the Seller’s Releasees for or by reason of any cause, matter, or thing whatsoever as it relates to or arises out of actions or events occurring prior to the Closing Date. Nothing in the language of this Section 9.1 shall prevent any party to this Agreement from enforcing the terms of this Agreement or any of the documents contemplated by Section 2, if there should be a breach or default of any such agreement.

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9.2.     By Sherertz. Sherertz, on her own behalf, and on behalf of the Sherertz Group and her affiliates, successors and assigns, does hereby remise, release, and forever discharge the Company and its agents, advisors, representatives, attorneys, successors, subsidiaries, affiliates, heirs, nominees, directors, officers, employees, stockholders, executors, administrators, trustees, independent contractors, and insurers (collectively, the “Sherertz Releasees”), of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or in equity, whether known or unknown, which Sherertz ever had, now has, or may in the future have, or which all or any of the heirs, executors, administrators, successors, or assigns of Sherertz hereafter can, shall, or may have, against the Sherertz Releasees for or by reason of any cause, matter, or thing whatsoever as it relates to or arises out of actions or events occurring prior to the Closing Date. Nothing in the language of this Section 9.2 shall prevent any party to this Agreement from enforcing the terms of this Agreement or any of the documents contemplated by Section 2, if there should be a breach or default of any such agreement.

9.3.    By the Company. The Company, on its own behalf, and on behalf of its affiliates, successors and assigns, does hereby remise, release, and forever discharge Seller and Sherertz (and their respective agents, advisors, representatives, attorneys, successors, affiliates, heirs, nominees, employees, executors, administrators, trustees, independent contractors, and insurers), as well as the individual members of the Sherertz Group (collectively, the “Company’s Releasees”), of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or in equity, whether known or unknown, which the Company ever had, now has, or may in the future have, or which all or any of the subsidiaries, affiliates, directors, officers, employees, agents, representatives, successors, or assigns of the Company hereafter can, shall, or may have, against the Company’s Releasees for or by reason of any cause, matter, or thing whatsoever as it relates to or arises out of actions or events occurring prior to the Closing Date; provided that this provision shall not release, alter or otherwise affect the obligations of the Black Pearl on the Columbia, LLC under a Lease Agreement with the Company dated December 23, 2009, other than obligations pursuant Section 2.1 of such agreement that accrued or will accrue prior to the Closing Date. Nothing in the language of this Section 9.3 shall prevent any party to this Agreement from enforcing the terms of this Agreement or any of the documents contemplated by Section 2, if there should be a breach or default of any such agreement.

10.         Miscellaneous.

10.1.  Further Actions. The parties will execute such further documents and take such further actions as may be reasonably requested by the other in order to effect the transactions contemplated by this Agreement.

10.2.  Attorneys’ Fees. In the event it is necessary for any party hereto to institute suit in connection with this Agreement or breach thereof, the prevailing party in such suit shall be entitled to reimbursement for its reasonable costs, expenses and attorneys’ fees incurred.

10.3.  Survival of Representations and Warranties. The representations, warranties, covenants, and agreements set forth in this Agreement, and any other written representation and any ancillary document, are contingent on and shall survive the Closing.

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10.4. Assignment. This Agreement shall not be assigned by any party hereto without prior written consent of the other parties.

10.5. Binding on Successors and Permitted Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, Seller, and Sherertz and their respective successors, heirs, devisees, transferees, and permitted assigns.

10.6. Governing Law; Venue; Injunctive Relief. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Any legal action by or against Seller, Sherertz, or the Company relating to this Agreement shall be instituted and determined exclusively in the federal courts located in the State of Washington, to the jurisdiction of which each party hereby expressly and unconditionally and irrevocably agrees to submit. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to specifically enforce the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

10.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforcement of any such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.8. Waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

10.9. Entire Agreement; Amendment. This Agreement comprises the entire agreement of the parties with respect to the matters addressed herein, and supersedes all prior oral and written agreements of the parties and all discussions, correspondence or other communications with respect to such matters. This Agreement may not be amended or modified, except by written agreement of the parties. No provision of this Agreement may be waived, except in writing, and only in the specific instance and for the specific purposes for which given.

10.10. Headings. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

10.11. Costs. The Company, Seller, and Sherertz shall each bear their respective expenses and legal fees incurred with respect to this Agreement and the transaction contemplated herein.

10.12. Signatures.  This Agreement may be signed in counterparts.  A fax transmission of a signature page will be considered an original signature page.  At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

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10.13. Third Party Beneficiary. Members of the Sherertz Group who are not a party to this Agreement shall be deemed to be third party beneficiaries under this Agreement and may have a direct cause of action under this Agreement against a party hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement effective on the day and year first herein written.

SELLER:	COMPANY:

Barrett Business Services, Inc.

/s/ Kimberly J. Jacobsen Sherertz	By:	/s/ Michael L. Elich
Kimberly J. Jacobsen Sherertz,		Name:	Michael L. Elich
in her capacities as Personal Representative of		Title:	President and Chief Executive
the Estate of William W. Sherertz and Trustee			Officer
of the Barrett Share Trust under the Will of
William W. Sherertz

/s/ Kimberly J. Jacobsen Sherertz
Kimberly J. Jacobsen Sherertz, individually

EXHIBIT A

FORM OF ARTICLES SUPPLEMENTARY

SERIES A NONCONVERTIBLE, NON-VOTING REDEEMABLE PREFERRED STOCK

Barrett Business Services, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under the authority contained in Article III of the Charter of the Corporation (the “Charter”), the Board of Directors (the “Board”), by duly adopted resolutions, classified and designated 50,000 shares of authorized but unissued Preferred Stock (as defined in the Charter), $0.01 par value per share, of the Corporation as shares of Series A Nonconvertible, Non-Voting Redeemable Preferred Stock (the “Series A Preferred Stock”), with the following preferences or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article III of the Charter, with any necessary and appropriate renumbering or relettering of the sections or subsections hereof.

“Series A Nonconvertible, Non-Voting Redeemable Preferred Stock

(1) Designation and Number. A series of Preferred Stock, designated the “Series A Nonconvertible, Non-Voting Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of the Series A Preferred Stock shall be 50,000.

(2) Rank. The Series A Preferred Stock shall, with respect to rights to the payment of dividends and the distributions of assets upon the liquidation, dissolution, or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter) and any other class or series of stock of the Corporation if the holders of the Series A Preferred Stock are entitled to receive dividends or amounts distributable upon the liquidation, dissolution, or winding up of the Corporation or redemption in preference or priority to the holders of shares of such class or series (the “Junior Stock”); (b) on a parity with any class or series of stock of the Corporation if the holders of such class or series of stock and the Series A Preferred Stock are entitled to receive dividends and amounts distributable upon the liquidation, dissolution, or winding up of the Corporation or redemption in proportion to their respective amounts of accumulated, accrued, and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other (the “Parity Stock”); and (c) junior to any class or series of stock of the Corporation if holders of such class or series are entitled to receive dividends and amounts distributable upon the liquidation, dissolution, or winding up of the Corporation or redemption in preference or priority to the holders of the Series A Preferred Stock (the “Senior Stock”).

(3) Dividends.

(a) Subject to the preferential rights of holders of any class or series of Senior Stock, holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, if applicable, cumulative preferential dividends at the rate of 5% per annum based on the $1,000 liquidation preference (as may be adjusted in accordance with Section 7) with such rate increasing by 2% on each April 1 beginning April 1, 2013, until all of the outstanding shares of Series A Preferred Stock are redeemed as provided in Section 5. Such dividends shall accrue from the first date on which any Series A Preferred Stock is issued (the “Original Issue Date”) and shall be payable semi-annually in arrears on or before March 31 and September 30 of each year (each a “Dividend Payment Date”); provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the following Business Day with the same force and effect as if paid on such Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “dividend period,” the period from, but excluding, a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated.

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(b) No dividends shall be declared or paid or funds set apart for the payment of dividends by the Corporation or other distributions on any Common Stock or other Junior Stock for any period (other than dividends or other distributions payable in shares of Common Stock or other Junior Stock or in options, warrants or rights to subscribe for or purchase any shares of Common Stock or other Junior Stock and which options, warrants or rights do not entitle the holder thereof to rights to dividends, amounts distributable upon the liquidation, dissolution, or winding up of the Corporation or redemption on parity with or senior to the Series A Preferred Stock), and no shares of Common Stock or other Junior Stock may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, repurchase, redemption or retirement, unless all accrued and unpaid dividends in respect of the Series A Preferred Stock have been paid or set apart for such payment on the Series A Preferred Stock for all prior dividend periods.

(c) Dividends shall be payable, at the sole option of the Corporation, either (i) in cash, (ii) by issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid, or (iii) in any combination thereof. All dividends paid with respect to shares of Series A Preferred Stock, whether in cash or shares of Series A Preferred Stock, shall be made pro rata among the holders of Series A Preferred Stock based on the aggregate accrued but unpaid dividends on the shares held by each such holder. If and when any shares are issued under this Section 3(c) for the payment of accrued dividends, such shares shall be validly issued and outstanding and fully paid and nonassessable.

(d) No dividends on shares of Series A Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any existing written agreement between the Corporation and any other party, including any existing agreement relating to its indebtedness, (i) prohibit or impose any penalty on such declaration, payment or setting apart for payment or (ii) provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(e) Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accumulate, whether or not the terms and provisions set forth in Section 3(d) hereof at any time prohibit the current payment of dividends, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

(f) Notwithstanding the foregoing, no dividend will be declared or paid with respect to shares of the Series A Preferred Stock that are redeemed prior to the elapse of six months from the Original Issue Date (for avoidance of doubt, such date being __________).

(g) For purposes of these Articles Supplementary, “Business Day” shall mean any day on which a bank doing business in the State of Washington is not permitted to be closed.

(4) Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the Series A Preferred Stock then outstanding are entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, before any distribution of assets is made to holders of any Junior Stock, a liquidation preference per share of Series A Preferred Stock equal to the sum of (i) $1,000.00 (as may be adjusted in accordance with Section 7) and (ii) all accrued and unpaid dividends (the “Liquidation Preference”).

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(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the Liquidation Preference on all outstanding shares of Series A Preferred Stock and all shares of Parity Stock, then the holders of the Series A Preferred Stock and all holders of such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled.

(c) After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d) Upon the Corporation’s provision of written notice as to the effective date of any such liquidation, dissolution or winding up of the Corporation, accompanied by a check in the amount of the full Liquidation Preference to which each record holder of the Series A Preferred Stock is entitled, the Series A Preferred Stock shall no longer be deemed outstanding shares of stock of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

(f) The consolidation or merger of the Corporation with or into any other business enterprise or of any other business enterprise with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

(5) Redemption.

(a) Mandatory Redemption. At the earlier of (such earlier date, the “Mandatory Redemption Date”) (i) the fifth anniversary of the Original Issue Date, or (ii) a Change of Control (as defined below), the Corporation, to the extent that it has funds legally available therefor shall redeem all of the outstanding shares of the Series A Preferred Stock for cash at a redemption price per share of Series A Preferred Stock (the “Redemption Price”) equal to $1,000.00 (as may be adjusted in accordance with Section 7) plus all accrued and unpaid dividends thereon up to and including the Mandatory Redemption Date.

A “Change of Control” means, after the Original Issue Date, in one or a series of related transactions:

(i) (A) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors; and (B) following the closing of any transaction referred to in (A), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ; or

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(ii) the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation.

(b) Optional Redemption. At any time before the Mandatory Redemption Date, the Corporation, at its option, may redeem shares of the Series A Preferred Stock, in whole or in part, for the Redemption Price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed may be selected by any equitable method determined by the Board provided that such method does not result in the creation of fractional shares.

(c) Procedure for Redemption.

(i) Upon the Corporation’s written notice as to the effective date of the redemption, accompanied by payment in immediately available U.S. funds of the amount of the full Redemption Price through such effective date to which each record holder of shares of Series A Preferred Stock to be redeemed is entitled, shares of the Series A Preferred Stock shall be redeemed and shall no longer be outstanding shares of stock of the Corporation and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the shares of Series A Preferred Stock to be redeemed at the respective mailing address of such holder as the same shall appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the place or places where the shares of Series A Preferred Stock are to be surrendered (if so required in the notice) for payment of the Redemption Price in immediately available U.S. funds (if not otherwise included with the notice); and (D) that dividends on the shares to be redeemed will cease to accrue on the redemption date if payment accompanies the notice or, if not, on the date funds are set aside for payment. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(iii) If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set apart by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the date funds have been set apart for payment of the Redemption Price, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price therefor. If the Corporation shall so require and the notice of redemption shall so state, holders of Series A Preferred Stock to be redeemed shall surrender the certificates representing such Series A Preferred Stock, to the extent that such shares are certificated, at the place designated in such notice and, upon surrender in accordance with said notice of the certificates representing shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case less than all of the shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof. In the event that the shares of Series A Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and no further action on the part of the holders of such shares shall be required.

(iv) The deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

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(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable redemption date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment of the Redemption Price without interest or other earnings.

(6) Voting Rights. Holders of the Series A Preferred Stock will not have any voting rights, except that, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 85% of the Series A Preferred Stock outstanding at the time voting as a separate class, (A) amend, alter or repeal the provisions of the Charter (by amendment, merger or otherwise) in such a way that would materially and adversely affect the powers, special rights, preferences, or privileges of the Series A Preferred Stock or the holders thereof, or (B) create or authorize the creation of (by amendment, merger, or otherwise) or issue or incur any obligation to issue any Series A Preferred Stock (other than as provided in Section 3(c)) or any Senior Stock or Parity Stock (or other securities, including notes, debentures or bonds, convertible into or exchangeable for Senior Stock or Parity Stock), which by their terms shall be redeemable at any time when any shares of Series A Preferred Stock are issued and outstanding.

(7) Adjustment for Stock Splits and Reverse Stock Splits. If outstanding shares of the Series A Preferred Stock shall be divided into a greater number of shares of Series A Preferred Stock or into other securities of the Corporation convertible into or exchangeable for shares of Series A Preferred Stock, then the Liquidation Price and Redemption Price, each as in effect immediately prior to such division, shall, simultaneously with the effectiveness of such division, be proportionately reduced. Conversely, if outstanding shares of the Series A Preferred Stock shall be combined into a smaller number of shares of Series A Preferred Stock or into other securities of the Corporation convertible into or exchangeable for shares of Series A Preferred Stock, then the Liquidation Preference and Redemption Price, each as in effect immediately prior to such combination, shall, simultaneously with the effectiveness of such combination be proportionately increased. Any adjustment to the Liquidation Preference or Redemption Price under this Section 7 shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(8) Exclusion of Other Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation. The Series A Preferred Stock shall have no preemptive or subscription rights. The Series A Preferred Stock shall not have any preferences or other rights other than those specifically set forth herein.”

SECOND: The Series A Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law. No stockholder of the Corporation has any voting rights with respect to these Articles Supplementary.

FOURTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this ___ day of ______, 2012.

ATTEST:		BARRETT BUSINESS SERVICES, INC.

By:		By:

	Name: Title:		Name: Title:

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